Exhibit 10.1

SECOND AMENDED AND RESTATED

2005 INCENTIVE AWARD PLAN

OF

OWENS-ILLINOIS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”), dated [ • ] (the “Grant Date”), is made by and between Owens-Illinois, Inc., a Delaware corporation (the “Company”) and the person whose account for which this grant is being accepted, an employee or consultant of the Company, a Parent Corporation or a Subsidiary (the “Participant”):

WHEREAS, the Company has established the Second Amended and Restated 2005 Incentive Award Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Company wishes to afford Participant the opportunity to purchase shares of its $.01 par value common stock (“Stock”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined it would be to the advantage and best interest of the Company and its stockholders to issue the Option provided for herein to the Participant in partial consideration of services rendered, or to be rendered, to the Company, a Parent Corporation or a Subsidiary.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter, and the singular and plural, where the context so indicates.

Section 1.1 - Cause

“Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2            Competing Business

“Competing Business” shall mean any person, corporation or other entity engaged in the United States of America or in any other country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, in the manufacture or sale of glass containers, or any other products manufactured or sold by the Company, any Parent Corporation or any Subsidiary within the last three (3) years prior to the Participant’s Termination of Employment or Retirement.

Section 1.3 — Good Reason

“Good Reason” means the occurrence of any of the following without the prior written consent of the Participant:

(i)            a material diminution in base compensation;

(ii)           a material diminution in authority, duties or responsibilities (including, if Participant is then serving as the Chief Executive Officer or the Chief Financial Officer of the Company, any changes which result from Participant not being employed by a public company following a Change in Control);

(iii)          a material change in the geographic location at which the Participant must perform services; or

(iv)          any other action or inaction that constitutes a material breach by the Company of the terms of Participant’s employment as in effect immediately prior to a Change in Control.

Notwithstanding the foregoing, (a) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date no later than thirty (30) days from the date of such notice) is given no later than thirty (30) days after the time at which the Participant becomes aware of the occurrence of the event or condition purportedly giving rise to Good Reason and (b) if there exists (without regard to this clause (b)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

Section 1.4 - Option

“Option” shall mean the Non-Qualified Stock Option (as defined in Article 2.22 of the Plan) to purchase Stock of the Company under this Agreement.

Section 1.5 - Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.6 -   Retirement

“Retirement” solely for purposes of this Agreement shall mean “separation from service” (within the meaning of Section 409A of the Code) of an Employee from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60 and having 10 years of employment, or after reaching the age of 65.

Section 1.7 - Subsidiary

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  “Subsidiary” shall also mean any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

Section 1.8 - Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, or retirement, but excluding (i) any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary or (ii) any termination where Participant continues a relationship (e.g., as a director or as a consultant) with the Company, a Parent Corporation or a Subsidiary.  The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.  Notwithstanding any other provision of this Agreement, the Company, any Parent Corporation or any Subsidiary has an absolute and unrestricted right to terminate Participant’s employment at any time for any reason whatsoever, with or without Cause.

Section 1.9 - Transferee

“Transferee” shall mean any person or entity to whom or to which Participant has transferred all or any part of the Option in accordance with Section 6.1.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of Participant’s agreement to remain in the employ of the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration, on the date hereof the Company irrevocably grants to Participant the option to purchase any part or all of an aggregate of the number of shares of its Stock listed for this grant in the Solium Shareworks Account accessible by the Participant.

Section 2.2 - Purchase Price

The purchase price of the shares of Stock covered by the Option shall be $XX.XX per share without commission or other charge.

Section 2.3 - Consideration to Company

In consideration of the granting of this Option by the Company, Participant agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one year from the Grant Date.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a)           Except as provided in Section 3.4, no Option may be exercised in whole or in part during the twelve months following the Grant Date.

(b)           Except to the extent that such Option becomes exercisable sooner pursuant to Section 3.4, the Option shall become exercisable [INSERT VESTING SCHEDULE].

(c)           Except as provided in Section 3.4, no portion of the Option which is unexercisable at Termination of Employment, other than a Termination of Employment due to Retirement, shall thereafter become exercisable.  Following a Termination of Employment due to Retirement, Options shall continue to vest and become exercisable as provided in Section 3.1(b).

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The seventh (7th) anniversary of the Grant Date; or

(b)           Except as provided in clauses (c) through (f) below, the date of Participant’s Termination of Employment, other than due to Retirement; or

(c)           If Participant is discharged (i) without Cause, (ii) qualifies for Disability, or (iii) retires after reaching the age of fifty-five (55) and having ten (10) years of employment with the Company, a Parent Corporation or any Subsidiary (other than a Retirement), the expiration of the earlier of: (i) one (1) year from Participant’s Termination of Employment or (ii) the seventh (7th) anniversary of the Grant Date, unless Participant dies within said period; or

(d)           In the case of Participant’s death, including during an extended exercise period provided in subsection (c) of this Section 3.3, the expiration of the earlier of: (i) one (1) year from the date of Participant’s death or (ii) the seventh (7th) anniversary of the Grant Date; or

(e)           In the case of the Participant’s Retirement, the seventh (7th) anniversary of the Grant Date; or

(f)            If the Option is not continued, assumed or a substituted option provided therefore as provided under Section 11.1(b)(ii) of the Plan, the effective date of a Change in Control.

Section 3.4 - Acceleration of Exercisability

(a)           In the event the Participant dies, or experiences a Disability, in either case, prior to the Participant’s Termination of Employment, the Option shall become immediately exercisable as to all shares covered hereby, notwithstanding that this Option may not have become fully exercisable under Section 3.1; or

(b)           [Notwithstanding that this Option may not have become fully exercisable under Section 3.1, in the event of a Change in Control if:

(i)            This Option is not continued, assumed or a new option substituted therefore by a successor, or any parent or subsidiary thereof, under Section 11.1(b)(ii) of the Plan, then at least ten (10) days prior to the effective date of a Change in Control, the Committee shall give Participant notice of such event and the Participant will have the opportunity to exercise the Option for all shares of Stock covered hereby, subject to and conditioned upon the Change in Control; or

(ii)           This Option is continued, assumed or a new option is substituted therefore by a successor, or any parent or subsidiary thereof, under Section 11.1(b)(ii) of the Plan, then such continued, assumed or new option shall become exercisable for all shares of stock covered hereby upon Participant’s Termination of Employment without Cause or by the Participant for Good Reason prior to the second (2nd) anniversary of the Change in Control.](1)

(1)  Insert in applicable award agreements.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of Participant, only he or his Transferee, if any, may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under Section 3.3, be exercised by his Transferee, if any, or by his personal representative or any other person empowered to do so under Participant’s will or under the then applicable laws of descent and distribution.  All of the terms and conditions of this Option in the hands of Participant during his lifetime shall be and remain fully applicable and binding on his Transferee, if any, and on any other person who may become eligible to exercise this Option.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares of Stock (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised by delivery to the Company, of all the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)           Notice in electronic form approved by the Committee or, if no such form has been approved by the Committee, in writing signed by Participant or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such electronic form or notice complying with all applicable rules established by the Committee; and

(b)           (i)            Full payment (in cash or by check) for the shares of Stock with respect to which  such Option or portion is exercised; or

(ii)           With the consent of the Committee, (A) shares of the Company’s Stock owned by Participant duly endorsed for transfer to the Company, or (B) shares of Stock issuable to Participant upon exercise of the Option, with a Fair Market Value on the date of option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

(iii)          With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee.  The Committee may also prescribe the form of such note and the security to be given for such note.  The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or;

(iv)         With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

(c)           Full payment (in cash or check) to the Company, a Parent Corporation or Subsidiary of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of Stock owned by Participant duly endorsed for transfer, or, (ii) shares of Stock issuable to Participant upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment; provided that notwithstanding anything herein to the contrary, the number of shares of Stock which may be withheld with respect to the satisfaction of any such taxes shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such withholding obligations based on the minimum applicable statutory withholding rates for federal, state and/or local income and payroll tax purposes; and

(e)           In the event the Option or a portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment to the Company, a Parent Corporation or a Subsidiary of all amounts, if any, which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

(e)           The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

Participant shall not, by virtue of the Option, be entitled to vote in any Company election, receive any dividend in respect of the shares of Stock subject to the Option or exercise any other rights of a stockholder of the Company.  This Option shall not confer upon the Participant any rights of a stockholder of the Company in respect to any shares of Stock purchasable upon the exercise of any part of the Option unless and until the Option has vested, been exercised in accordance with the terms of this Agreement and certificates representing such shares of Stock shall have been issued by the Company.

ARTICLE V

NON-COMPETITION/NON-SOLICITATION

Section 5.1 - Covenant Not to Compete

Participant covenants and agrees that prior to Participant’s Termination of Employment and for a period of three (3) years following the Participant’s Termination of Employment, including without limitation termination for Cause or without Cause, Participant shall not, in any country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

Section 5.2 - Non-Solicitation of Employees

Participant agrees that prior to his Termination of Employment and for three (3) years following Participant’s Termination of Employment, including without limitation termination for Cause or without Cause, Participant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any Employee of the Company, any Parent Corporation or any Subsidiary to leave the employment of the Company, any Parent Corporation or any Subsidiary for any reason whatsoever, or hire any Employee of the Company, any Parent Corporation or any Subsidiary except into the employment of the Company, a Parent Corporation or a Subsidiary.

Section 5.3 - Equitable Relief

Participant agrees that it is impossible to measure in money the damages that will accrue to the Company in the event that Participant breaches any of the restrictive covenants provided in Sections 5.1 or 5.2 hereof.  Accordingly, in the event that Participant breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining Participant from further violating such restrictive covenant.  If the Company shall institute any action or proceeding to enforce any such restrictive covenant, Participant hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert such claim or defense.  The foregoing shall not prejudice the Company’s right to require Participant to account for and pay over to the Company, and Participant hereby agrees to account for and pay over, any compensation, profits, monies, accruals or other benefits derived or received by Participant as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 5.1 or 5.2 hereof.

ARTICLE VI

OTHER PROVISIONS

Section 6.1 - Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 6.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.2 - No Right to Continued Employment

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without Cause.

Section 6.3 - Notices

Any notice to be delivered to the Company under this Agreement shall be delivered to such individual and in such form as the Committee shall specify from time to time and communicate to the Participant.  Any notice to be delivered to the Participant shall be addressed to the Participant at the Participant’s last address reflected in the Company’s records.  Notices may, as approved by the Committee be given electronically (or by facsimile), and if so approved will be deemed given when sent.  Otherwise, notices shall be sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

Section 6.4 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.5 - Conformity to Securities Laws

The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act.  Notwithstanding anything herein to the contrary, this

Agreement shall be administered, and the Option shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement and the Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 6.6 - Amendment

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not impair any rights of the Participant under this Agreement.  No amendment of this Agreement shall, without the written consent of the Participant, impair any rights of the Participant under this Agreement.

Section 6.7 - Clawback

Notwithstanding anything contained in the Agreement to the contrary, all Options awarded under this Agreement, and any shares of Stock issued upon settlement hereunder shall be subject to forfeiture, or repayment pursuant to the terms of any policy that the Company may implement in compliance with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Section 6.8 - Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

OWENS-ILLINOIS, INC.

By:	Paul A. Jarrell
Its:	SVP & Chief HR Officer